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                                                               Exhibit 1.1


                                2,750,000 Shares

                               INNOVA CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                               August 8, 1997



UBS Securities LLC
Hambrecht & Quist LLC
Wessels, Arnold & Henderson, L.L.C.

         As Representatives of the Several Underwriters
         c/o UBS Securities LLC
         299 Park Avenue
         New York, NY  10171

Ladies and Gentlemen:

                 INNOVA CORPORATION, a Washington corporation (the "Company"), proposes to issue and sell 2,750,000 shares (the "Firm Shares") of its authorized but unissued Common Stock, without par value (the "Common Stock"), to the several underwriters listed on Schedule A to this Agreement (collectively, the "Underwriters"). The Company also proposes to grant to the Underwriters an option to purchase up to 412,500 additional shares (the "Option Shares") of Common Stock on the terms and for the purposes set forth in Section 3(c). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares".

                 The Company wishes to confirm as follows its agreements with you (the "Representatives") and the other Underwriters on whose behalf you are acting in connection with the several purchases by the Underwriters of the Shares.

         1. Registration Statement. A registration statement on Form S-1 (File No. 333-29547) including a prospectus relating to the Shares and each amendment thereto has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations



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(the "Rules and Regulations") of the Securities and Exchange Commission (the
"Commission") thereunder, and has been filed with the Commission. There have been, or by the closing hereunder will have been, delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith. Copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus, dated July 21, 1997, have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing all Rule 430A Information (as hereinafter defined) will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations).

                 The term "Registration Statement" as used in this Agreement shall mean such registration statement (including all exhibits and financial statements at the time such registration statement becomes or became effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and shall also mean any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations with respect to the Shares. The term "Preliminary Prospectus" shall mean the preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof








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permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. The term "Offering Memorandum" as used in this Agreement shall mean the Offering Memorandum consisting of the Prospectus and a Canadian wrap-around used in connection with the offering of the Shares in Canada.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

                 (a) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituted proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations. When the Registration Statement became or becomes, as the case may be, effective (the "Effective Date") and at all times subsequent thereto up to and at the Closing Date (as hereinafter defined), any later date on which Option Shares are to be purchased (the "Option Closing Date") and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, (i) the Registration Statement and Prospectus, and any amendments or supplements thereto, will contain all statements which are required to be stated therein by, and will comply with the requirements of, the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing representations and warranties in this section 2(a) do not apply to any statements or omissions made in reliance on and in conformity with the information contained in the section of the Prospectus entitled "Underwriting" (except for the second, fourth, fifth and sixth paragraphs thereof) and the information in the last paragraph on the front cover page of the Prospectus and the first and second paragraph on the inside front cover page of the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus, the Offering Memorandum or any other materials, if any, permitted by the Act.

                 (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington, with full corporate power and





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authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations) other than Innova Europe Limited and Techinnova S.A. de C.V. (collectively, the "Subsidiaries"). The Company owns 99% of the outstanding common stock of each subsidiary. Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long- term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to the Representatives, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims. No options, warrants or other rights to purchase, agreements or other obligation to issue, or other rights to convert any obligation into, shares of capital stock or ownership interests in the Subsidiaries are outstanding. Techinnova S.A. de C.V. does not own any assets or properties, has no liabilities, and no employees, and the Company conducts no business through such subsidiary. Innova Europe Limited employs seven customer service representatives of the Company, but does not own any material assets and did not generate material revenues for the Company during the nine months





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ended December 31, 1996 or the six months ended June 30, 1997.  Neither
Subsidiary is material within the meaning of the Rules and Regulations and neither Subsidiary is required to be listed on Exhibit 21 to the Registration Statement.

                 (c) The Company has full power and authority (corporate and otherwise) to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which its properties are bound, or (ii) the certificate of incorporation or bylaws of the Company or any Subsidiary or
(iii) any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body to which the Company or any Subsidiary is subject. The Company is not required to obtain or make (as the case may be) any consent, approval, authorization, order, designation or filing by or with any court or regulatory, administrative or other governmental agency or body as a requirement for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under state securities or blue sky ("Blue Sky") laws, under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), or under applicable Canadian securities law.

                 (d) There is not pending or, to the Company's knowledge, threatened, any action, suit, claim, proceeding or investigation against the Company or its Subsidiaries or any of their respective officers or any of their respective properties, assets or rights before any court or governmental agency or body or otherwise which, if determined adversely to the Company, could result in a Material Adverse Effect. There are no statutes,





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rules, regulations, agreements, contracts, leases or documents that are required to be described in the Prospectus, or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been accurately and completely described in the Prospectus or filed as exhibits to the Registration Statement.

                 (e) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The authorized and outstanding capital stock of the Company conforms to the description thereof contained in the Registration Statement, the Offering Memorandum and the Prospectus (and such description correctly states the substance of the material provisions of the instruments defining the capital stock of the Company). The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable. Except as set forth in the Prospectus, no preemptive right, co-sale right, right of first refusal or other similar rights of securityholders exists with respect to any of the Shares or the issue and sale thereof other than those that have been expressly waived prior to the date hereof. No holder of securities of the Company has the right to cause the Company to include such holder's securities in the Registration Statement. No further approval or authorization of any security holder, the Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Act, the Exchange Act or under state securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus, the Offering Memorandum and the financial statements of the Company, and the related notes thereto included in the Prospectus and the Offering Memorandum, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option and other plans or arrangements, and of the options or other rights granted and exercised thereunder, set forth in the Prospectus and the Offering Memorandum accurately and fairly presents the information





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required to be shown with respect to such plans, arrangements, options and rights.

                 (f) KPMG Peat Marwick LLP (the "Accountants") who have examined the financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations. The financial statements of the Company, together with the related schedules and notes, forming part of the Registration Statement, the Offering Memorandum and the Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. All financial statements, together with the related schedules and notes, filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles as in effect in the United States consistently applied throughout the periods involved except as may be otherwise stated in the Registration Statement. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. No other financial statements or schedules are required by the Act or the Rules and Regulations to be included in the Registration Statement.

                 (g) Subsequent to the respective dates as of which information is given in the Registration Statement, the Offering Memorandum and the Prospectus, there has not been (i) any material adverse change in the business, operations, properties, assets, conditions (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Change"), or any development involving or which is likely to cause a Material Adverse Change, (ii) any transaction which is material to the Company or its Subsidiaries, other than in the ordinary course of business,
(iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business,
(iv) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries other than changes resulting from (i) the exercise of employee stock options outstanding on the date hereof, (ii) the amendment of the Company's Articles of Incorporation and





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Bylaws, (iii) the conversion of all of the Company's outstanding Preferred
Stock into Common Stock and (iv) the effectiveness of the Company's 24-to-1 reverse stock split, in the case of items (ii) through (ix) as set forth in and contemplated by the Registration Statement, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.
Neither the Company nor its Subsidiaries has any material contingent obligation or liability which is not disclosed in the Registration Statement.

                 (h) (i) the Company and each Subsidiary have good and marketable title to all material properties and assets described in the Prospectus and the Offering Memorandum as owned by them, free and clear of any pledge, lien, security interest, charge, encumbrance, claim, equitable interest or restriction, except those reflected in the Prospectus or Offering Memorandum or which are not material in amount, (ii) the agreements to which the Company or any Subsidiary is a party described in the Prospectus and the Offering Memorandum are valid agreements, and, to the Company's knowledge after due inquiry, are enforceable against each other contracting party or parties thereto in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and neither the Company nor any Subsidiary or any other party thereto is in material breach or default under any of such agreements and
(iii) the Company and each Subsidiary have valid and enforceable leases for the properties described in the Prospectus and the Offering Memorandum as leased by it, and such leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement.

                 (i) The Company and each Subsidiary now hold and at the Closing Date and any later Option Closing Date, as the case may be, will hold, all licenses, certificates, approvals and permits from all state, United States, foreign and other regulatory authorities, including but not limited to the United States Federal Communications Commission (the "FCC") and any foreign regulatory authorities performing functions similar to those performed by the FCC, that are material to the conduct of the business of the Company (as such business is currently conducted), all of which are valid and in full force and effect (and there is no proceeding pending or, to the knowledge of the Company, threatened which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed). The Company's products are certified





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for use in all countries in which its sales are material to its business.
Neither the Company nor any Subsidiary is in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or any of its properties are bound, or in violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body, including, but not limited to, the FCC, except where such violation or event of default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any legal and governmental proceedings by or before the FCC or any foreign, state or local government body exercising comparable authority or to any material litigation. The descriptions contained in the Registration Statement, the Offering Memorandum and the Prospectus of the laws, rules and regulations applicable to the Company's products and their use as presently used are true, complete and accurate in all material respects.

                 (j) The Company and each Subsidiary have filed all necessary federal, state and foreign income, franchise and other tax returns and has paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary. All material tax liabilities are adequately provided for within the financial statements of the Company.

                 (k) The Company and its Subsidiaries maintain insurance of the types and in the amounts adequate for their business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                 (l) Neither the Company nor its Subsidiaries are involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance threatened.

                 (m) Except as described in the Prospectus and the Offering Memorandum, the Company and each Subsidiary own or





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possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, "Intellectual Property") necessary to the conduct of their businesses as conducted and as proposed to be conducted as described in the Prospectus and the Offering Memorandum. The Company has no knowledge of any facts which would preclude it from having rights to its patent applications referenced in the Prospectus and the Offering Memorandum. The Company has no knowledge that it or any Subsidiary lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described in the Prospectus and the Offering Memorandum, except as described in the Prospectus and the Offering Memorandum. The Prospectus and the Offering Memorandum fairly and accurately describe the Company's rights with respect to the Intellectual Property. The Company has not received any notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property. The Company is not aware of any patents of others which are infringed upon by potential products or processes referred to in the Prospectus and the Offering Memorandum in such a manner as to materially and adversely affect the Company and its Subsidiaries taken as a whole, except as described in the Prospectus and the Offering Memorandum.

                 (n) The Company and each Subsidiary are conducting their businesses in compliance with all of the laws, rules and regulations of the jurisdictions in which it is conducting business, including, but not limited to, the laws, rules and regulations administered or promulgated by the FCC.

                 (o) The Company is not an "investment company," or a "promoter" or "principal underwriter" for a registered investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

                 (p) Neither the Company nor any of its Subsidiaries has incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than the underwriting discounts and commissions contemplated hereby.





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                 (q)      The Company, and its Subsidiaries and each of its
products, is (i) in compliance with any and all applicable United States and foreign, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance would not have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's or its Subsidiaries' activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                 (r) Neither the Company nor any of its Subsidiaries has engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's or its Subsidiaries' properties or former properties, except where such use, manufacture, transportation or storage is in compliance with Environmental Laws. No Hazardous Materials have been treated or disposed of on any of the Company's or its Subsidiaries' properties or on properties formerly owned or leased by the Company or any Subsidiary during the time of such ownership or lease, except in compliance with Environmental Laws. No spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on or under or have emanated from any of the Company's or its Subsidiaries' properties or former properties.

                 (s) Neither the Company nor any of its Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.





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                 (t)      The Common Stock is registered pursuant to Section
12(g) of the Exchange Act. The Shares have been duly authorized for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("NASDAQ National Market"), subject to notice of official issuance. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ National Market, nor has the Company received any notification that the Commission or the NASDAQ National Market is contemplating terminating such registration or listing.

                 (u) Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date and at any later Option Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

                 (v) The merger of Microbeam Corporation, a Delaware corporation, into the Company on May 29, 1991, was legally effective under the laws of the State of Delaware and the State of Washington. The merger transferred all assets and liabilities of Microbeam Corporation to the Company.

                 (w) No transfer tax, stamp, duty or other similar taxes are payable by or on behalf of the Underwriters in connection with the issuance by the Company or the purchase by the Underwriters of the Shares to be sold by the Company or any resales of such Shares by the Underwriters. To the best knowledge of the Company, after due investigation, none of the officers, directors or shareholders of the Company has any affiliation with the NASD.

                 (x) Simultaneously with the purchase of the Firm Shares by the Underwriters hereunder, the Company's Articles of Incorporation will be amended and restated to be in the form attached to the Registration Statement as Exhibit 3.1, and the Bylaws will have been amended in the form attached as
Exhibit 3.3; the Company's Common Stock will be split 1:24; after giving effect to the reverse stock split, each outstanding share of the Company's Preferred Stock will be converted automatically into one share of Common Stock; and each outstanding warrant to purchase Preferred Stock of the Company will become exercisable





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for Common Stock; as a result, the Company's capitalization before giving effect to the issuance of the Firm Shares will be as set forth in the Prospectus. All necessary corporate and other proceedings, including, without limitation, all necessary approvals by the Company's shareholders and Board of Directors and all other action and consents and approvals requisite to effectuate the foregoing have been duly taken and completed other than the filing of the Company's amended and restated Articles of Incorporation with the Secretary of State of the State of Washington, which shall be filed prior to the Closing and be effective simultaneously with the purchase of the Firm Shares by the Underwriters hereunder.

         3.      PURCHASE OF THE SHARES BY THE UNDERWRITERS.

                 (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of Firm Shares set forth opposite its name on Schedule A, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 3(b) hereof. The price at which such Firm Shares shall be sold by the Company and purchased by the several Underwriters shall be $12.09 per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this
Section 3, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified on Schedule A.

                 (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the non-defaulting Underwriters shall have the right within twenty-four (24) hours after such default to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares and portion, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis (as adjusted by you in such manner as you deem





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advisable to avoid fractional shares) to absorb the remaining Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within twenty- four (24) hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Offering Memorandum, the Prospectus or any other documents or arrangements may be made. If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase all or any portion of the Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over- allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Shares as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Shares, and payment therefor, shall be made as provided in Section 5 hereof. Each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, the exact number of shares to be adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.      OFFERING BY UNDERWRITERS.

                 (a) The terms of the initial public offering of the Shares in the United States by the Underwriters shall be as set forth in the Prospectus. The terms of the private placement of the Shares in Canada by the Underwriters shall be as set forth in the Offering Memorandum. The Underwriters may from time to time change the public offering and private placement prices after the closing of the initial public offering and the private placement, respectively, and increase or decrease the concessions and discounts to dealers as they may determine.

                 (b) You, on behalf of the Underwriters, represent and warrant that (i) the information set forth in the last paragraph on the front cover page, the first and second paragraphs on the inside front cover page and paragraphs one, three, seven, eight and nine under the caption "Underwriting" in the Registration Statement, the Offering Memorandum, any Preliminary Prospectus and the Prospectus relating to the Shares (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, the Offering Memorandum, any Preliminary Prospectus, and the Prospectus, and that the statements made therein are correct and do not omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading, and (ii) the Underwriters have not distributed and will not distribute prior to the Closing Date or on any Option Closing Date, as the case may be, any offering material in connection with the offering and sale of the shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement, the Offering Memorandum and other materials permitted by the Act and applicable Canadian securities law.

         5.      DELIVERY OF AND PAYMENT FOR THE SHARES.

                 (a) Delivery of certificates for the Firm Shares and the Option Shares (if the option granted pursuant to Section 3(c) hereof shall have been exercised not later than 1:00 p.m., New York time, on the date at least two business days preceding the Closing Date), and payment therefor, shall be made at the offices of UBS Securities LLC, 299 Park Avenue, New York, New York 10171 at 9:00 a.m. New York time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you (the "Closing Date").

                 (b) If the option granted pursuant to Section 3(c) hereof shall be exercised after 1:00 p.m., New York time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of this Agreement, delivery of certificates for the Option Shares, and payment therefor, shall be made at the offices of UBS Securities LLC, 299 Park Avenue, New York, New York 10171 at 9:00 a.m., New York time, on the third business day after the exercise of such option.

                 (c) Payment for the Shares purchased from the Company shall be made to the Company or its order, by New York Clearing House Funds. Such payment shall be made upon delivery of certificates for the Shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least three business days before the Closing Date, in the case of Firm Shares, and at least two business days prior to the Option Closing Date, in the case of the Option Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at a location in New York, New York, designated by the Underwriters not less than one full business day prior to the Closing Date or, in the case of the Option Shares, by 3:00 p.m., New York time, on the business day preceding the Option Closing Date.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later Option Closing Date. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

                 (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the of Registration Statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a), the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. Promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the reasonable opinion of counsel to the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing or which is not in compliance with the Act and Rules and Regulations or the provisions of this Agreement.

                 (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any such stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                 (c) The Company will cooperate with you in endeavoring to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation, or to execute a general consent to service of process in any jurisdiction, or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified, the Company will make and file such statements, reports and other documents in each year as are or may be reasonably required by the laws of such jurisdictions so as to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares, or as otherwise may be required by law.

                 (d) The Company will furnish to you, as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), the Preliminary Prospectus, the Prospectus, the Offering Memorandum and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

                 (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and covering a twelve-month period beginning after the effective date of the Registration Statement, and will advise you in writing when such statement has been made available.

                 (f) During a period of five years after the date hereof, the Company, as soon as practicable after the end of each respective period, will furnish to its stockholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its stockholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its stockholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's stockholders; (ii) concurrently with the furnishing thereof to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; (iii) concurrently with the furnishing of such reports to its stockholders, copies of all reports (financial or other) mailed to stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASDAQ National Market by the Company (except for documents for which confidential treatment is requested); and (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to stockholders or prepared for general release by the Company. During such five-year period, if the Company shall have any active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

                 (g) Prior to or simultaneously with the execution and delivery of this Agreement, the Company will obtain agreement from each beneficial owner of the Company's Common Stock listed on Schedule B to this Agreement (each, a "Lock-Up Agreement") providing that such person will not, for a period of 180 days after the date of the Prospectus, without the prior written consent of UBS Securities LLC, directly or indirectly, offer to sell, sell, hypothecate, contract to sell, grant any option to purchase, or otherwise dispose of, any shares of Common Stock beneficially owned as of the date such Lock-Up Agreement is executed (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned in accordance with the Rules and Regulations and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock except as otherwise provided in the pertinent executed Lock-Up Agreement. Each such person or entity shall also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such person or entity, except in compliance with the foregoing restriction.

                 (h) The Company shall not, during the 180 days following the effective date of the Registration Statement, except with your prior written consent as Representatives, file a registration statement covering any of its shares of capital stock, except that one or more registration statements on Form S-8 may be filed at any time following the effective date of the Registration Statement.

                 (i) The Company shall not, during the 180 days following the effective date of the Registration Statement, except with your prior written consent as Representatives, issue, sell, offer or agree to sell, grant, distribute or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any options, rights or warrants with respect to shares of Common Stock, or any securities convertible into or exchangeable for Common Stock, other than (i) the sale of Shares hereunder, (ii) the grant of options or the issuance of shares of Common Stock under the Company's stock option plans or stock purchase plan, as the case may be, existing on the date hereof, or (iii) the issuance of shares of Common Stock upon exercise of the currently outstanding options or warrants described in the Registration Statement.

                 (j) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                 (k) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

                 (l) The Company will use its best efforts to maintain listing of its shares of Common Stock on the NASDAQ National Market.

                 (m) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                 (n) The Company will comply to the best of its ability with the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the shares as contemplated by this Agreement and the Prospectus or the Offering Memorandum. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus or the Offering Memorandum in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus or the Offering Memorandum to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or the Offering Memorandum so that the Prospectus or the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus or the Offering Memorandum will comply with the law.

         Any certificate signed by an officer of the Company and delivered to the Representatives or to Underwriters' Counsel in connection with the execution and delivery of this Agreement, the

Closing and the Option Closing hereunder shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         7.      EXPENSES.

         The Company agrees with each Underwriter that:

                 (a) The Company will pay and bear all costs, fees and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), the Offering Memorandum (including fees relating to the filing of reports in Canada), the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; the reproduction of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Memoranda and any Supplemental Blue Sky Memoranda and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any; the cost of all stock certificates representing the Shares and Transfer Agents' and Registrars' fees; the fees and disbursements of corporate, patent and regulatory counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), the Offering Memorandum, Preliminary Prospectuses and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and expenses incident to securing any required review and the cost of qualifying the Shares under the laws of such jurisdictions within the United States as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications); listing application fees of the NASDAQ National Market; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

                 (b) If the transactions contemplated hereby are not consummated by reason of any failure or refusal on the part of the Company to perform any agreement on its part to be performed hereunder or the breach by the Company of any of its representation, warranties, covenants or agreements hereunder, the Company will, in addition to paying the expenses described in clause (a) above, reimburse the several Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of Underwriters' Counsel) incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, in preparing the Offering Memorandum and in otherwise investigating, preparing to market or marketing the Shares. The Company will in no event be liable to any of the several Underwriters for any loss of anticipated profits from the sale by them of the Shares.

         8.      CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date and any later Option Closing Date, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) (i) The Registration Statement shall have become effective not later than 9:00 a.m., New York time, on the date following the date of this Agreement, or such later time or date as shall be consented to in writing by you. If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) and Rule 430A of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) and Rule 430A of the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Underwriters' Counsel; and

                          (ii)    The Company's amended and restated Articles
of Incorporation shall have been filed with the Secretary of State of the State of Washington to be effective simultaneously with the Closing of the Purchase of Firm Shares by the Underwriters.

                 (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement, the Offering Memorandum and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

                 (c) You shall have received, at no cost to you, on the Closing Date and on any later Option Closing Date, as the case may be, the opinions of (i) Graham & James LLP/Riddell Williams P.S., corporate counsel to the Company, dated the Closing Date or such later Option Closing Date, as to the matters set forth on the attached Appendix A-1 and (ii) of Fletcher, Heald & Hildreth, special FCC counsel to the Company, dated the Closing Date or such later Option Closing Date, as applicable, as to the matters set forth on the attached Appendix A-2, in each case addressed to the Underwriters and with reproduced copies of signed counterparts thereof for each of the Representatives.

                 (d) You shall have received from Drinker Biddle & Reath LLP, Underwriters' Counsel, an opinion or opinions, dated the Closing Date or on any later Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you, with respect to the sufficiency of all corporate proceedings undertaken by the Company and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as it may have reasonably requested for the purpose of enabling it to pass upon such matters.

                 (e) You shall have received on the Closing Date and on any later Option Closing Date, as the case may be, a letter from the Accountants addressed to the Company and the Underwriters, dated the Closing Date or such later Option Closing Date, as the case may be, confirming that it is an independent certified public accountant with respect to the Company within the meaning of the Act and the Rules and Regulations thereunder and based upon the procedures described in its letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three days prior to the Closing Date or any such later Option Closing Date, as the case may be, (i) confirming that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later Option Closing Date, as the case may be; and
(ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In addition, you shall have received from the Accountants a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent it deemed necessary in establishing the scope of its latest examination of the Company's financial statements, did not disclose any weaknesses in internal controls that it considered to be material weaknesses. All such letters shall be in a form satisfactory to the Representatives and their counsel in their reasonable opinion.

                 (f) You shall have received on the Closing Date and on any later Option Closing Date, as the case may be, a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date or such later date, to the effect that as of such date (and you shall be satisfied that as of such date):

                          (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later Option Closing Date, as the case may be, in all material respects; and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later Option Closing Date, as the case may be, in all material respects;

                          (ii) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the Act;

                          (iii) They have carefully reviewed the Registration
                 Statement, the Offering Memorandum and the Prospectus; and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading; and when the Registration Statement became effective, and at all times subsequent thereto up to the delivery of such certificate, none of the Registration Statement, the Prospectus or Offering Memorandum, or any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus or Offering Memorandum that has not been so set forth; and

                          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Offering Memorandum and the Prospectus, there has not been (A) any Material Adverse Change or any prospective Material Adverse Change, (B) any transaction which is material to the Company and its Subsidiaries taken as a whole, not in the ordinary course of business, (C) any obligation, direct or contingent, incurred by the Company or its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole, (D) any change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or in the outstanding indebtedness of the Company which is material to the Company and its Subsidiaries taken as a whole, except as contemplated in the Prospectus, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

                 (g) The Company shall have furnished to you such further certificates and documents as you shall reasonably request as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

         All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         9.      INDEMNIFICATION AND CONTRIBUTION.

                 (a) Subject to the provisions of paragraph (f) below, the Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other out-of-pocket expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any 462(b) registration statement) or in the Offering Memorandum or any post-effective amendment thereto (including any 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or in the Offering Memorandum, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission is contained in the section of the Prospectus entitled "Underwriting" (except for the second, fourth, fifth and sixth paragraphs thereof) or the last paragraph of text on the cover page of the Prospectus, and the first and second paragraph of text on the inside front cover page of the Prospectus, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus or Offering Memorandum shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which are the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus or Offering Memorandum, in the case of purchasers resident in Canada (or the Prospectus as amended or supplemented or, in the case of purchasers resident in Canada, a revised Offering Memorandum) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented or, in the case of purchasers resident in Canada, a revised Offering Memorandum) unless the failure is the result of noncompliance by the Company with paragraph (a) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of any payment for the Shares.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its executive officers, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement), or in the Offering Memorandum, or any post-effective amendment thereto (including any 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or in the Offering Memorandum, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in the cases of clauses (i) and (ii) above, such statement or omission is contained in the Section of the Prospectus entitled "Underwriting" (except for the first, third, seventh, eighth and ninth paragraphs thereof) or the last paragraph on the cover page of the Prospectus or the first and second paragraph of the inside front cover page of the Prospectus. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

                 (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 9 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (a "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled, at its or their own expense, to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. It is understood that the indemnifying parties shall not, in respect of the legal defenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 9 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. The indemnifying party or parties shall not be liable for any settlement of any proceeding effected without its or their written consent, provided such consent has not been unreasonably withheld.

                 (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 9, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 9 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                 The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparation to defend or defense against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 9).

                 (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                 (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 9 and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and

Prospectus as required by the Act and the Exchange Act or in the Offering Memorandum as required by Canadian securities law.

         10. TERMINATION. This Agreement may be terminated by you at any time on or prior to the Closing Date or on or prior to any later Option Closing Date, as the case may be, (i) if the Company shall have failed, refused or been unable, at or prior to the Closing Date, or on or prior to any later Option Closing Date, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, by such trading exchanges or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to have a Material Adverse Effect regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in the judgment of the Representatives makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if there shall have occurred an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or other national or international calamity, hostilities or crisis or the declaration by the United States of a national emergency which, in the judgment of the Representatives, adversely affects the marketability of the Shares, or (vi) if since the respective dates as of which information is given in the Registration Statement, the Offering Memorandum and the Prospectus, there shall have occurred any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the business affairs, management, or business prospects of the Company, whether or not arising in the ordinary course of business, or (vii) if any foreign, federal or state statute, regulation, rule or order of any court or other governmental authority shall have been enacted, published, decreed or otherwise promulgated which in the judgment of the

Representatives materially and adversely affects or will materially and adversely affect the business or operations of the Company, or trading in the Common Stock shall have been suspended, or (viii) there shall have occurred a material adverse decline in the value of securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or
(ix) action shall be taken by any foreign, federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the judgment of the Representatives, has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated in accordance with this Section 10, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in Section 7.

         If you elect to terminate this Agreement as provided in this Section 10, the Company shall be notified promptly by you by telephone, telecopy or telegram, confirmed by letter.

         11.     REIMBURSEMENT OF CERTAIN EXPENSES.

                 (a) In addition to their other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of
Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                 (b) In addition to their other obligations under Section 9 of this Agreement, the Underwriters hereby agree to reimburse on a quarterly basis the Company for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (b) of Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the Company shall promptly refund it and (ii) the Company shall provide to the Underwriter, upon request, reasonable assurances of its ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 9, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Mr. Richard Messina; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Gateway North, Building 2, 3325 South 116th Street, Seattle, Washington 98168-1974, Attention: John M. Hemingway, Secretary and Chief Financial Officer. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its respective directors of officers, and (ii) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         You will act as Representatives of the several Underwriters in all dealings with the Company under this Agreement, and any action under or in respect of this Agreement taken by you jointly or by UBS Securities LLC, as Representatives, will be binding upon all of the Underwriters.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.



                                        Very truly yours,

                                           INNOVA CORPORATION



                                        By:_____________________________________
                                             John M. Hemingway Chief
                                             Financial Officer


The foregoing Agreement
is hereby confirmed and
accepted as of the date
first above written.

UBS SECURITIES LLC
HAMBRECHT & QUIST LLC
WESSELS, ARNOLD & HENDERSON, L.L.C.

By:      UBS SECURITIES LLC



By: _______________________________________
    Title:_________________________________

Acting on behalf of the several
Underwriters, including themselves,
named on Schedule A hereto.

                                   SCHEDULE A

                                  UNDERWRITERS



                                                                        Number of
                                                                         Shares
                                                                          to be
          Underwriters                                                  Purchased
         ------------                                                   ---------
UBS Securities LLC .......................................               720,000

Hambrecht & Quist LLC ....................................               720,000

Wessels, Arnold & Henderson, L.L.C .......................               480,000

Bear, Stearns & Co Inc. ..................................                80,000

Alex. Brown & Sons Incorporated ..........................                80,000

Cowen & Company ..........................................                80,000

Deutsche Morgan Grenfell Inc. ............................                80,000

Oppenheimer & Co., Inc. ..................................                80,000

Prudential Securities Incorporated .......................                80,000

Robertson, Stephens & Company LLC ........................                80,000

Furman Selz LLC ..........................................                45,000

Needham & Company, Inc. ..................................                45,000

Ragen MacKenzie Incorporated .............................                45,000

SoundView Financial Group, Inc. ..........................                45,000

Tucker Anthony Incorporated ..............................                45,000

Van Kasper & Company .....................................                45,000

         Total                                                         2,750,000

                                   SCHEDULE B


                               Lock-Up Agreements


Ampersand Specialty Materials Ventures, L.P.
Aztek Engineering, Inc.
Bachow Investment Partners III, L.P.
Barbara J. Williams
Baupost Limited Partnership 1983 C-1
Bernard D. Tarr, Jr.
Berson & Associates
Berson & Associates Retirement Trust
Botti Brown Asset Management
Builder Investment Partnership
Colin Pallemaerts
Donald Elmer
Fluke Capital Management, L.P.
Frances Janis
Frank L. Gazzola
Franklin Capital, Inc.
Greyrock Business Credit
The Millennial Fund
Harold Shattuck
Jarrett L. Davis
Jean-Francois Grenon
John Hemingway
Keibreaux Associates
Kirlan I
Michael F. Brustkern
Michael J. Riebel
Motor-Columbus Tecinvest Ltd.
NERA ASA
Ordean S. Anderson
O.S. Anderson Profit Sharing & Pension Plan
Patrick McDonald
Paul S. Bachow
Paul S. Bachow Co-Investment Fund, L.P.
Paul H. Lemson
Pine Garden Properties Limited Partnership
Pomona Capital II, L.P.
Randy Karr
Rees/Source Ventures Limited Partnership #8

Rho Delta, Inc.
Rodney D. Skillman IRA
Rodney D. Skillman Revocable Trust
Roger E. Dailey
Thomas S. Felker Profit Sharing Plan
Thomas S. and Marian L. Felker, JTWROS
Tregor Electronique S.A.
UVCC Fund II
UVCC II Parallel Fund, L.P.
Vincent M. Occhipinti
V. Frank Mendicino
V. Frank Mendicino Defined Benefit Pension Plan
William C. Eatherly
William E. Boeing, Jr.
William J. Meighan
Woodside Fund
Woodside Fund II
Woodside Fund III

                                  APPENDIX A-1


                 OPINION OF COUNSEL TO THE COMPANY

                 Graham & James LLP/Riddell Williams P.S. shall opine to the effect that:

                 (A) The Company has been duly organized and is validly existing as a corporation, and is in good standing under, the laws of the State of Washington;

                 (B) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse EfFfect;

                 (C) Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity. Except as otherwise stated in the Registration Statement, all of the outstanding shares of each of the Subsidiaries are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. No Subsidiary is required to be identified on Exhibit 21 to the Registration Statement;

                 (D) The authorized capital stock of the Company after giving effect to the Company's 24:1 reverse stock split, and the conversion of each outstanding share of the Company's Preferred Stock into Common Stock consists of 5,000,000 shares of Preferred Stock, of which there are outstanding no shares, and 30,000,000 shares of Common Stock, no par value, of which there are outstanding 12,389,006 shares (including the Firm Shares plus the number of Option Shares issued on the date hereof); the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive right, co-sale right, registration right, right of first refusal or other similar right known to such counsel;

                 (E) The Shares to be issued by the Company pursuant to this Agreement have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, validly issued, fully paid and nonassessable, and, to the knowledge of such counsel, the shareholders of the Company do not have any preemptive right, co-sale right, registration right, right of first refusal or other similar right, which rights have not previously been waived, in connection with the purchase or sale of any of the Shares;

                 (F) The Company has full corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares or the Option Shares, as the case may be, to be issued and sold by it hereunder;

                 (G) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms (std. exceptions permitted). The Company's Amended and Restated Articles of Incorporation, and the reverse stock split referred to therein, have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, have been duly filed with the Secretary of State of the State of Washington and are in full force and effect. The Company's Amended Bylaws have been approved by all necessary corporate action on the part of the Company and its shareholders.
The Company's 24:1 reverse stock split has become effective, each Share of the Company's outstanding Preferred Stock has been converted into Common Stock in accordance with its terms, and each outstanding warrant to purchase Preferred Stock has become exercisable for Common Stock;

                 (H) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                 (I) The Registration Statement, the Preliminary Prospectus, the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations and to such counsel's knowledge, there are no agreements, contracts, leases or documents of a character required to be described in, or filed as an exhibit to, the Registration Statement which are not described or filed as required by the Act and the applicable Rules and Regulations;

                 (J) The terms and provisions of the capital stock of the Company conform to the description thereof contained in the Registration Statement and the Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct, and the form of certificate evidencing the Common Stock complies with the applicable provisions of Washington law;

                 (K) The statements in the Registration Statement and the Prospectus summarizing the Washington corporation law and the description of the certificate of incorporation and bylaws are accurate and fairly and correctly present the information required to be presented by the Act or the Rules and Regulations in all material respects; and such counsel does not know of any statutes, rules or regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required;

                 (L) The statements under the captions "Risk Factors - Shares Eligible for Future Sale" and "Management - Option Plans" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters; provided that such counsel shall be entitled to rely on representations of the Company with respect to certain factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects;

                 (M) The information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items;

                 (N) The execution, delivery and performance of this Agreement and the consummation of the transactions therein contemplated do not and will not (a) conflict with or result in a breach of any of the terms or provisions of or, constitute a default under, the certificate of incorporation or bylaws of the Company, any agreement or document filed as an exhibit to the Registration Statement, or any statute, rule or regulation applicable to the Company (except that no opinion need to be expressed with respect to compliance with federal and state securities laws) or (b) to the knowledge of such counsel, result in the creation or imposition of any lien or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which its property is bound or (c) to the knowledge of such counsel, conflict with or result in a violation or breach of, or constitute a default under, any applicable license, authorization, approval, permit, judgment, franchise, order, writ or decree of any court or governmental agency or body;

                 (O) To the knowledge of counsel, the Company has all licenses, permits, consents, orders, approvals and authorizations of any federal or state government authority that are necessary to conduct its business as described in the Registration Statement and the Prospectus, except where failure to have such licenses, permits, consents, orders, approvals and authorizations would not have a Material Adverse Effect.

                 (P) No authorization, approval, consent, order, designation or declaration of or filing by or with any governmental authority or agency is necessary in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions therein contemplated except such as may have been obtained under the Act and the Rules and Regulations or such as may be required under state securities or

Blue Sky laws or by the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

                 (Q) The Company is not in violation of its articles of incorporation or by-laws.

                 (R) To such counsel's knowledge, the statements included in the description of the Company's business in the Prospectus and the statements in the Prospectus under the captions "Risk Factors - Government Regulation" and "Business - Government Regulation" (the "Regulatory Portion"), insofar as such statements summarize provisions of applicable statutes and regulations, are accurate in all material respects and the statutes and regulations summarized in the Regulatory Portion are the statutes and regulations that are material to the Company's business as described in the Prospectus, provided that such counsel gives no opinion as to matters covered by the opinion of Fletcher, Heald & Hildreth, FCC counsel to the Company.

                 (S) To such counsel's knowledge, there are no pending or threatened actions, suits, claims, proceedings or investigations that, if successful, would have a Material Adverse Effect or would limit, revoke, cancel, suspend, or cause not to be renewed any existing license, certificate, registration, approval or permit, known to such counsel, from any state, federal, or regulatory authority that is material to the conduct of the business of the Company as presently conducted, or that is of a character otherwise required to be disclosed in the Registration Statement or the Prospectus under the Act or the applicable Rules and Regulations;

                 (T) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, no holders of shares of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having registration rights with respect to shares of Common Stock or other securities have, with respect to the offering contemplated hereby, waived such rights or such rights have otherwise been waived or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

                 (U) No transfer taxes are required to be paid in connection with the sale or delivery to the Underwriters of the Firm Shares or the Option Shares;

                 (V) The Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                 In addition, such counsel shall include a statement to the effect that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective the Registration Statement (except as to financial statements, financial and statistical data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later Option Closing Date, as the case may be, the Registration Statement or the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under,which they were made, not misleading.

                 Counsel rendering the foregoing may rely (i) as to questions of law not involving the laws of the States of Washington or New York, the United States upon opinions of local counsel, and (ii) as to questions of fact upon representations or certificates of officers of the Company and of governmental officials, as the case may be, in which case its opinion is to state that it is so doing and that it has no actual knowledge of any material misstatement or inaccuracy in such opinions, representations or certificates, and that they believe that they and the Underwriters are justified in relying on such opinions or certificates. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as

Representatives of the Underwriters, and to Underwriters' Counsel.

                                  APPENDIX A-2


                 Opinion of FCC Counsel

                 Fletcher, Heald & Hildreth, FCC counsel to the Company shall opine to the effect that:

                 (A) Such counsel has read the description of the Company's business in the Prospectus and the statements in the Prospectus under the captions "Risk Factors - Government Regulation" and "Business - Government Regulation" (the "Regulatory Portion") and, to the best of such counsel's knowledge, the statements included in the Regulatory Portion, insofar as such statements summarize provisions of applicable statutes and regulations, are accurate in all material respects and the statutes and regulations summarized in the Regulatory Portion are the statutes and regulations that are material to the Company's business as described in the Prospectus.